Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
SulphCo, Inc:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-148499, No. 333-146418 and No. 333-152723) and Form S-8 (No. 333-145872 and No. 333-150056) of SulphCo, Inc. of our report dated April 2, 2007, relating to the statements of operations, cash flows, and stockholders’ equity (deficit) for year ended December 31, 2006, which appears in this Form 10-K.

/s/ Marc Lumer & Company
Marc Lumer & Company
San Francisco, California

March 4, 2009